UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 17, 2011
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On September 17, 2011, Wright Medical Group, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Robert J. Palmisano to serve as the Company’s President and Chief Executive Officer effective immediately. In addition, Mr. Palmisano was also appointed to serve as a director on the Company’s Board of Directors (the “Board”), and will serve on the Executive Committee of Board.
Mr. Palmisano, age 67, served as President and Chief Executive Officer of ev3, Inc., from 2008 to 2010, when it was acquired by Covidien plc. From 2003-2007, Mr. Palmisano was President and Chief Executive Officer of IntraLase Corp. and from 2001-2003 he was President and Chief Executive Officer of MacroChem Corporation. Earlier in his career, Mr. Palmisano served as President and Chief Executive Officer of Summit Technology Inc. until it was acquired by Alcon Inc. From 1984 to 1996, he served in various executive positions at Bausch & Lomb Incorporated. Mr. Palmisano is currently a Venture Partner of SV Life Sciences and serves on the Board of Directors of Bausch & Lomb and the Providence College Board of Trustees. Mr. Palmisano holds a B.A. degree in Political Science from Providence College. During the past five years, Mr. Palmisano previously served on the Board of Directors of ev3, Inc., Osteotech, Inc., and Abbott Medical Optics, Inc., all publicly-held companies. Mr. Palmisano’s qualifications to serve on our board include his experience serving on other public companies’ boards of directors and his extensive business knowledge working with other public companies in the medical device industry. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Palmisano and any of the Company directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Palmisano and us that would be required to be reported.
(e) Employment Agreement with Mr. Palmisano
The principal terms of the Agreement are summarized below.
     Term. The term of the Agreement begins on September 17, 2011, and ends on September 17, 2014, subject to earlier termination under certain circumstances. Commencing on September 17, 2013 and each anniversary of the effective date thereafter, the term will automatically extend for an additional one-year period, unless at least thirty (30) days prior to such date, either party gives notice of non-extension to the other.
     Base Salary. The Agreement establishes the initial annual base salary of Mr. Palmisano at $750,000 and provides that the Company’s Board will review his compensation at least annually for increase.
     Performance Incentive Bonus. The Agreement provides that Mr. Palmisano is eligible to receive an annual performance incentive bonus pursuant to the Company’s Executive Performance Incentive Plan depending on whether, and to what extent, certain performance goals established by the Compensation Committee for such year have been achieved. The amount of the performance incentive bonus payable to Mr. Palmisano may vary from zero to 200% of his annual base salary. For 2011, Mr. Palmisano’s annual incentive bonus is guaranteed at 100% of base salary on a pro rated basis as if he had started on September 1, 2011.
     Long-Term, Equity-Based Incentives. As an inducement to his employment with us, the Agreement provides that Mr. Palmisano will receive an award of a non-qualified stock option to purchase up to 610,000 shares of the Company’s common stock pursuant to an Inducement Stock Option Grant Agreement (the “Inducement Agreement”) entered into by and between the Company and Mr. Palmisano. The exercise price of such options will be equal to the fair market value of the Company’s common stock on day prior to the grant date. The stock option will vest and become exercisable in equal annual installments over a period of three years after the grant date, conditioned on Mr. Palmisano’s continued employment. In the event of a change in control or the termination of Mr. Palmisano’s employment by us without “cause,” by Mr. Palmisano for “good reason” or on account Mr. Palmisano’s death or disability, the stock option will immediately accelerate and become fully vested. The stock option has a ten year term and is subject to the terms and conditions of the stock option agreement pursuant to which the option was granted.
          Additionally, Mr. Palmisano will receive an annual equity grant under the Company’s Equity Incentive Plan equal to 300% of his annual base salary, and may be composed of both non-qualified stock options and restricted stock, the composition of which shall be determined in the sole discretion of the compensation committee of the Company’s Board.
     Fringe Benefits. The Agreement provides that Mr. Palmisano is eligible to participate in the fringe benefit programs, including those for medical insurance and retirement benefits, that the Company generally furnishes to the Company’s executive officers from time to time. Mr. Palmisano is required to make any generally applicable employee contribution that is required under such fringe benefit programs. During the term, Mr. Palmisano will be reimbursed for up to $1,000 for personal insurance premiums. In addition, he may elect to obtain insurance personally, in which case, the Company will reimburse him for the associated premium cost up to $900 per month (or such greater amount that the Company would otherwise pay for medical and disability coverage for him and his spouse under the Company’s benefits programs). Mr. Palmisano is also entitled to receive reimbursement for up to $5,000 for financial and tax planning and tax preparation.
     Temporary Living Allowance and Home Travel. The Agreement provides for a monthly allowance of $7,500 for temporary housing and automobile expenses. Additionally, Mr. Palmisano will be reimbursed for reasonable travel expenses between Arlington, Tennessee and his residence.
     Restrictive Covenants. The Agreement imposes on Mr. Palmisano customary restrictive covenants prohibiting his disclosure of the Company’s confidential information, requiring him to assign to us any intellectual property developed in connection with his employment, and prohibiting him from competing and interfering with the Company’s business. The non-competition and non-interference covenants extend for a period of 24-months following Mr. Palmisano’s cessation of employment.
     Termination. The Agreement allows us to terminate the employment of Mr. Palmisano in the event of his disability, for “cause” (as defined in the Agreement), or without cause. In the event of the termination of his employment, the post-employment pay and benefits, if any, to be received by Mr. Palmisano will vary according to the basis for his termination.
•	In the event of an involuntary termination of Mr. Palmisano’s employment prior to a “change in control” (as defined in the Agreement), or more than twenty-four (24) months after a “change in control,” the Company is required to provide to him (a) a lump sum payment totaling twenty-four (24) months multiplied by his monthly base salary times two (2); (b) continued coverage for an eighteen (18) month period under the Company’s health benefit and life insurance programs on the same terms that were applicable on the termination date (unless the executive previously elected to obtain medical insurance personally, in which case, he will continue to receive reimbursement of insurance premiums for a period of twelve (12) months); (c) outplacement and financial planning services for twelve (12) months; and (d) an annual physical examination.

•	In the event of an involuntary termination of Mr. Palmisano’s employment in anticipation of or within a twenty-four (24) month period following a “change in control”, the Company is required to provide him with (a) a lump sum payment totaling thirty-six (36) months multiplied by his monthly base salary times two (2); (b) continued coverage for an eighteen (18) month period under the Company’s health benefit and life insurance programs on the same terms that were applicable on the termination date (unless the executive previously elected to obtain medical insurance personally, in which case, he will continue to receive reimbursement of insurance premiums for a period of twelve (12) months);(c) outplacement and financial planning services for twelve (12) month; and (d) an annual physical examination.

•	If the Company terminates Mr. Palmisano’s employment for cause, or if he resigns from his employment with us other than for “good reason” (as defined in the Agreement) or disability, the Company will have no further obligation to him.
The Agreement also provides that if any severance payments or other payments or benefits deemed made in connection with a future change in control are subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code, the payments will be reduced to one dollar less than the amount that would subject Mr. Palmisano to the excise tax if the reduction results in the executive receiving a greater amount on a net-after tax basis than would be received if he received the payments and benefits and paid the excise tax.
The foregoing summary of Mr. Palmisano’s Agreement and Inducement Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and Inducement Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Simultaneous with his entering the Agreement, Mr. Palmisano entered into an Indemnification Agreement substantially in the form entered into with the Company’s other executive officers and directors, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities Exchange Commission on April 7, 2009 and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Employment Agreement dated as of September 17, 2011, between Wright Medical Group, Inc. and Robert J. Palmisano.

10.2	Inducement Stock Option Grant Agreement dated September 17, 2011, between Wright Medical Group, Inc. and Robert J. Palmisano

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2011

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer

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